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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of AmeriPath, Inc. and to the incorporation by reference therein of our report dated March 24, 2000, with respect to the consolidated financial statements of Pathology Consultants of America, Inc. and subsidiaries (d/b/a "InformDX") as of December 31, 1999 and for the two year period then ended included in the Annual Report (Form 10-K/A) of AmeriPath, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Nashville, Tennessee
August 8, 2001